   As filed with the Securities and Exchange Commission on November 22, 1996
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                          FAIRFIELD COMMUNITIES, INC.
            (Exact Name of Registrant as Specified in its Charter)



       DELAWARE                                             71-0390438
(State of Incorporation)                                 (I.R.S. Employer
                                                      Identification Number)

                              2800 CANTRELL ROAD
                         LITTLE ROCK, ARKANSAS  72202
                                (501) 664-6000
                   (Address of Principal Executive Offices)


                          FAIRFIELD COMMUNITIES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)


                            MARCEL J. DUMENY, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          FAIRFIELD COMMUNITIES, INC.
                              2800 CANTRELL ROAD
                         LITTLE ROCK, ARKANSAS  72202
                                (501) 664-6000
           (Name, Address and Telephone Number of Agent for Service)


                              ------------------


                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                                   Proposed   Proposed
                                                                    Maximum    Maximum
Title of                                               Amount      Offering   Aggregate     Amount of
Securities to                                          to be       Price per   Offering   Registration
be Registered                                       Registered (1)   Share      Price        Fee (3)
--------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01  per share (2).  .  .   200,000        $19.375     $3,875,000   $1,175
========================================================================================================

(1) Pursuant to Rule 416, there are also registered hereunder an indeterminate amount of interests in the Fairfield Communities, Inc. Employee Stock Purchase Plan (the "Plan") and such indeterminate number of additional shares as may become subject to the Plan as a result of the antidilution provisions contained therein.
(2) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant.
(3) The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on November 15, 1996.
===============================================================================

                               EXPLANATORY NOTE


     The information called for by Part I of Form S-8 is included in the description of the Fairfield Communities, Inc. Employee Stock Purchase Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Fairfield Communities, Inc. (the "Company"), are incorporated by reference, as of their respective dates, in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) The Company's Current Reports on Form 8-K dated April 5, 1996 and May 22, 1996; and

     (d) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statements on Form 8-A (File No. 1-8096), filed December 8, 1995.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock registered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent that may be permitted by Delaware law from time to time. Certain provisions of the Company's Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Company's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

     The Company has also entered into indemnification agreements with its directors and officers pursuant to which the Company is generally obligated to indemnify its directors and officers to the full extent permitted by Delaware law.

ITEM 8.  EXHIBITS

     4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Current Report on Form 8-K, dated September 1, 1992, and incorporated herein by reference).

     4.2 Fifth Amended and Restated Bylaws of the Company (previously filed with the Company's Current Report on Form 8-K, dated May 22, 1996, and incorporated herein by reference).

     5.1  Opinion of Jones, Day, Reavis & Pogue (filed herewith).

    23.1  Consent of Ernst & Young LLP (filed herewith).

    23.2  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

    24.1  Powers of Attorney (filed herewith).

    99.1 Fairfield Communities, Inc. Employee Stock Purchase Plan (filed herewith).

ITEM 9.   UNDERTAKINGS

     A.  The Company hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 22, 1996.

                                    FAIRFIELD COMMUNITIES, INC.


                                    By: /s/ Marcel J. Dumeny
                                       -----------------------------------
                                            Marcel J. Dumeny
                                          Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 22, 1996.

       SIGNATURES                               TITLE
       ----------                               -----

            *              President and Chief Executive Officer; Director
------------------------             (Principal Executive Officer)
     J.W. McConnell

            *              Senior Vice President and Chief Financial Officer
------------------------             (Principal Financial Officer)
    Robert W. Howeth

            *                           Vice President/Controller
------------------------             (Principal Accounting Officer)
     William G. Sell

            *                                  Director
------------------------
     Les R. Baledge

            *                                  Director
------------------------
  Russell A. Belinsky

            *                                  Director
------------------------
 Ernest D. Bennett, III

            *                                  Director
------------------------
  Philip L. Herrington

            *                                  Director
------------------------
    Bryan D. Langton
            *                                  Director
------------------------
 Charles D. Morgan, Jr.

            *                                  Director
------------------------
    William C. Scott

    Pursuant to the requirements of the Securities Act of 1933, the Fairfield Communities, Inc. Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, each of whom is a member of the Compensation Committee of the Board or Directors of the Registrant, thereunto duly authorized, in the City of Dallas, State of Texas,on November 22, 1996.



          *
----------------------
 Russell A. Belinsky


          *
----------------------
 Philip L. Herrington


          *
----------------------
   Bryan D. Langton




* The undersigned, by signing his name hereto, does sign and execute this Registration Statement as of this 22 day of November, 1996, pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and contemporaneously filed herewith with the Securities and Exchange Commission.



                                         By:  /s/ Marcel J. Dumeny
                                             -----------------------------
                                                  Marcel J. Dumeny
                                                  Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------



   4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Current Report on Form 8-K, dated September 1, 1992, and incorporated herein by reference).

   4.2 Fifth Amended and Restated Bylaws of the Company (previously filed with the Company's Current Report on Form 8-K, dated May 22, 1996, and incorporated herein by reference).

   5.1         Opinion of Jones, Day, Reavis & Pogue (filed herewith).

  23.1         Consent of Ernst & Young LLP (filed herewith).

  23.2         Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

  24.1         Powers of Attorney (filed herewith).

  99.1 Fairfield Communities, Inc. Employee Stock Purchase Plan (filed herewith).